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      INDEPENDENT ACCOUNTANTS' REPORT



                                                                    EXHIBIT 15.1

To the Board of Directors of
Peak International Limited

We have reviewed the accompanying consolidated balance sheet of Peak International Limited and subsidiaries as of June 30, 2000, and the related consolidated statements of income and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Peak International Limited and subsidiaries as of March 31, 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated April 28, 2000, except for Notes 5 and 11(c) to the financial statements, as to which the date is August 4, 2000, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 2000 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

DELOITTE TOUCHE TOHMATSU
Hong Kong,
August 4, 2000